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                                                                     EXHIBIT 5.1

                               Dykema Gossett PLLC
                             400 Renaissance Center
                             Detroit, Michigan 48243

                                 August 5, 2003


Saga Communications, Inc.
73 Kercheval Avenue
Grosse Pointe Farms, MI  48236


Ladies and Gentlemen:

         We have served as counsel to Saga Communications, Inc. (the "Company") in connection with the preparation of the Registration Statement (Form S-8) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, representing the issuance in the manner described in the Registration Statement of up to 1,500,000 shares of the Company's Class A Common Stock and 500,000 shares of the Company's Class B Common Stock, and 500,000 shares of the Company's Class A Common Stock issuable upon conversion of the Class B Common Stock pursuant to the Company's 2003 Employee Stock Option Plan.

         We have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         Based upon such examination and our participation in the preparation of the Registration Statement, it is our opinion that the Class A Common Stock and the Class B Common Stock, when issued in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof and any amendments thereto.

                                Very truly yours,

                                DYKEMA GOSSETT PLLC

                                /s/ DYKEMA GOSSETT PLLC